COMARCO, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                   To Be Held
                                  June 28, 2000

To the Shareholders of COMARCO, Inc.:

     The Annual Meeting of the Shareholders of COMARCO, Inc., a California corporation (the "Company"), will be held at the Hilton Orange County Airport, 18800 MacArthur Blvd, Irvine, CA, (949) 833-9999, on June 28, 2000 at 10:00 A.M.
for the following purposes:

     1.  To elect five Directors;
     2. To consider and act upon a proposal to authorize an additional 200,000 shares under the Employee Stock Option Plan;
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on May 19, 2000 are entitled to notice of and to vote at the Annual Meeting.

     The Board of Directors of the Company intends to present Don M. Bailey, Gen. Wilbur L.Creech, Thomas A.Franza, Gerald D. Griffin, and Jeffrey R. Hultman as nominees for election as Directors at the Annual Meeting.

     Each shareholder is cordially invited to be present and to vote in person at the meeting. TO ASSURE REPRESENTATION AT THE MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. Shareholders who attend the meeting may still vote in person, even if they have previously mailed a proxy, by notifying the Secretary of their intention to do so.


                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   EVELYN M. EVANS, Secretary

Irvine, California
May 23, 2000

                                  COMARCO, INC.
                                2 Cromwell Drive
                                Irvine, CA 92618


                                 PROXY STATEMENT


                       For Annual Meeting of Shareholders
                                   To Be Held
                                  June 28, 2000


                               GENERAL INFORMATION

     The Board of Directors of COMARCO, Inc., a California corporation, ("COMARCO" or the "Company"), furnishes this Proxy Statement in connection with the solicitation of proxies. It will be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, June 28, 2000 at 10:00 A.M. at the Hilton Orange County Airport, 18800 MacArthur Blvd, Irvine, CA, (949) 833-9999, or any adjournment thereof, for the purposes set forth in the accompanying notice of meeting. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about May 22, 2000.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company a notice of revocation; (2) filing with the Secretary of the Company a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and expressing his intention to vote the shares in person. In the absence of such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company. The Company may make arrangements with various brokerage houses or other nominees to send proxy materials to the beneficial owners of stock and may reimburse them for their reasonable expenses in connection therewith.

                                  VOTING RIGHTS

     The Company's only class of voting securities is its Common Stock. Only shareholders of record at the close of business on May 19, 2000 will be entitled to vote at the Annual Meeting. As of said date there were outstanding 4,370,387 shares of Common Stock, which are entitled to one vote per share except that each shareholder is entitled to cumulate his shares in the election of Directors, provided that at least one shareholder has given notice, prior to the voting, of his intention to do so. If cumulative voting is in effect, each shareholder may give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares held by him, or he may distribute his votes on the same principle among as many candidates as he thinks fit. With respect to shares of Common Stock held by brokers in street name for the beneficial owners thereof, the election of Directors and Item 2 (relating to the Company's 1995 Employee Stock Option Plan) are "routine" matters upon which the brokers, as the holders of record, may vote these shares for which the beneficial owners have not provided them specific instructions.

With respect to the election of directors, the five nominees receiving the greatest number of votes at the Annual Meeting shall be elected Director. If cumulative voting is in effect, shareholders may cumulate their votes for one or more candidates in the manner and upon satisfaction of the conditions described above. Votes against, votes withheld, and abstentions have no effect on voting for the election of Directors. With respect to Item 2, the approval of a majority of outstanding shares of Common Stock is required. If any other matters are presented at the Annual Meeting, a majority of the shares of Common Stock must vote upon the matter and the matter must be approved by a majority of the outstanding shares of Common Stock represented and voting at the meeting. Under California law, while abstentions and broker non-votes are counted to determine the presence of a quorum at the Annual Meeting, they will have the same effect as votes against Item 2 and any such other matters.

                              Item 1 on Proxy Card

                              ELECTION OF DIRECTORS

     Five Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the five nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as Director, it is intended that if such an event should occur, such shares will be voted for the remainder of the nominees and for such substitute nominee or nominees as may be selected by the Board of Directors. Subject to the foregoing, and unless a shareholder withholds authority to vote his shares (i) for all of the nominees by so indicating on the enclosed proxy card or (ii) for any one or more of the nominees by checking their names in the space provided on such card, in which case his shares will not be voted for such nominee or nominees, the proxies will have the discretion to cumulate votes as provided by California law (see "VOTING RIGHTS") and to distribute such votes among all the nominees (or, if authority to vote for any nominee or nominees has been withheld) among the remaining nominees in whatever manner they deem appropriate.

     All the nominees except Jeffrey R. Hultman are currently serving as Directors of the Company. The term of office of each of the current Directors expires on the date of the Annual Meeting. All the Directors except Jeffrey R. Hultman were elected at the last annual meeting. Mr. Yovovich will not be standing for re-election at the end of his current term

     The table immediately below contains pertinent information concerning the nominees and is followed by a brief biography of each nominee.

                                                                       Year First
                                             Principal                 Elected            Other
      Name                    Age            Occupation                Director        Directorships
      ----                    ---            ----------                ----------      -------------
Don M. Bailey (3)              54         Chairman                       1991          None
                                          of the Company

Gen. Wilbur L. Creech          73         Executive Consultant           1985          Tech-Sym Corporation and
(Ret.) (1) (3)                                                                         ESEA Corporation

Thomas A. Franza               57         President and                  1998          None
                                          Chief Executive Officer
                                          of the Company

Gerald D. Griffin              65         Executive Consultant           1986          None
(1) (2) (3)

Jeffrey R. Hultman             60         Chief Executive Officer        2000          None
                                          of VirtualLan, Inc.


(1)  Member of Compensation Committee
(2)  Member of Audit Committee
(3)  Member of Nominating Committee


     Mr. Bailey has been Chairman of the Board since 1998. He also served as President and Chief Executive Officer of the Company from June 1990 to April 2000. Prior to that, since November of 1988, he served as Senior Vice President of the Company and, since January 1986, as Vice President, Corporate Development. He has been employed by COMARCO since May 1980.

     Since 1984, General Creech has been an executive consultant. General Creech was Commander of the Tactical Air Command headquartered at Langley Air Force Base, Virginia from 1978 until his retirement in November 1984.

     Mr. Franza has been  President and Chief  Executive  Officer of the Company since April 2000. He is also currently President of Comarco Wireless Technologies, Inc. and Comarco Wireless International, Inc. Mr. Franza served as Executive Vice President of the Company from 1995 to April 2000, as Senior Vice President of the Company from 1992 to 1995, and before then, as a Vice President from 1990 until 1992. Prior to that, Mr. Franza was the General Manager of the Company's Advanced Technologies Division. He joined the Company in 1985.

     Mr. Griffin was the non-executive Chairman of the Board of the Company from 1988 until July 1998. In addition, Mr. Griffin has been an executive consultant since 1992. Previously he was Managing Director of the Houston Office of Korn/Ferry International. From 1986 to 1988 he was President and Chief Executive Officer of the Houston Chamber of Commerce. Between 1982 and 1986 he was Director of NASA's Johnson Space Center in Houston, Texas.

     Mr. Hultman has been Chief Executive Officer of VirtualLan, Inc. since April 2000. From 1991 through 1997, he was CEO of Dial Page, Inc. (a leading provider of wireless telecommunications throughout the Southeastern United States) until its merger with Nextel Communications, Inc. From 1987 through 1991, he was CEO of PacTel Cellular, which became AirTouch Communications. Prior to that, Mr. Hultman was an executive with Pacific Bell.

                    BOARD ORGANIZATION AND COMMITTEE MEETINGS

During the fiscal year ended January 31, 2000, the Company's Board of Directors met four times and various committees of the Board met a total of five times. Each of the Company's Directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which he served (during the periods within which he was a Director or Member of such Committee) during the Company's last fiscal year.

Standing committees of the Board of Directors consist of the following:

The Audit Committee's primary purpose is to aid the Directors in undertaking and fulfilling their responsibilities for financial reporting to the shareholders. They also support and encourage efforts to improve the financial controls exercised by management and to ensure their adequacy for purposes of public reporting; and to review the engagement of the Company's independent auditors and review with such accountants the scope and results of their annual audit of the Company. The Audit Committee met twice during the last fiscal year in conjunction with regular Board meetings.

The Compensation Committee reviews the compensation of officers and key employees, and makes awards under the Company's 1982 and 1995 Employee Stock Option Plans and the Stock Option Plan for the Company's subsidiary, Comarco Wireless Technologies, Inc. The Compensation Committee met three times during the last fiscal year.

The Nominating Committee's responsibilities include reviewing the qualifications of candidates for Board membership, reviewing the status of Directors when his principal position and/or primary affiliation change. They also recommend to the Board of Directors new candidates for election by shareholders at annual meetings, recommend candidates to fill vacancies in directorships, and make recommendations to the Board of Directors concerning selection, tenure, retirement, and composition of the Board of Directors. Shareholders of COMARCO may recommend persons to be nominated for election as directors of COMARCO at the Meeting. Such recommendations must be submitted in writing to the secretary of the Company and be received no later than 90 days before the date in the current year, which corresponds, to the date on which the Meeting was held during the immediate prior year. The Nominating Committee did not meet during the year, but the entire Board approved the Board nominees.




                             DIRECTORS COMPENSATION

SUMMARY COMPENSATION TABLE

                                      Cash Compensation(1) (2)                     Security Grants
                      -----------------------------------------------     ----------------------------------------
                          Annual         Meeting     Consulting Fees/       Number of      Number of Securities
Name                   Retainer Fees      Fees          Other Fees           Shares     Underlying Options/SARs(3)
----                   -------------     -------     ----------------       ---------   --------------------------
Wilbur L. Creech          $21,600         $11,450             $0                 0              5,000 shares

Gerald D. Griffin         $21,600         $10,950             $0                 0              5,000 shares

Paul G. Yovovich          $21,600         $11,700             $0                 0              5,000 shares


Notes:
(1) Each member of the Board other than Mr. Franza and Mr. Bailey (who also serve as officers) received a daily Director's fee of $1,800 per meeting, $900 per telephone meeting, and a monthly retainer of $1,800. Members of the various committees received a $750 meeting fee, and the Committee Chairman received an additional $750 per meeting. Each Director was reimbursed for reasonable expenses incurred to attend Board and Committee meetings.

(2)  "Cash compensation" includes compensation deferred during the current year.

(3) Represents a stock option award made on 6/30/99 at an exercise price of $19.81 per share, the then current market price of a share of the Company's Common Stock.

OPTION GRANTS FOR FISCAL YEAR ENDED 1/31/00


                                      Percent of Total
                           Options     Options Granted      Exercise      Expiration     Potential  Value(4)
Name                       Granted(1)    to Directors       Price(2)        Date(3)      @ 5%        @10%
------------------------------------------------------------------------------------------------------------
Wilbur L. Creech               5,000          33%          $19.81        7/07/09         $62,292    $157,860

Gerald D. Griffin              5,000          33%          $19.81        7/07/09         $62,292    $157,860

Paul G. Yovovich               5,000          33%          $19.81        7/07/09         $62,292    $157,860


Notes:
(1) The options vest in equal annual increments of 25% over the four-year period following their date of grant, June 30, 1999.

(2) Represents the fair market value of an underlying share of Common Stock on the date of grant.

(3)  All options terminate one year after termination of directorship.

(4) Represents the value of the shares of Common Stock issuable upon the exercise of the options, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the Securities and Exchange Commission, and do not reflect the Company's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.



OPTION EXERCISES FOR FISCAL YEAR ENDED 1/31/00


                                                     Number of Unexercised            Value of Unexercised(1)
                    Shares Acquired       Value    Options at Fiscal Year End       Options at Fiscal Year End
Name                  on Exercise       Realized     Vested         Unvested            Vested      Unvested
------------------------------------------------------------------------------------------------------------
Wilbur L. Creech           0                0        20,500           12,500          $293,200       $77,938

Gerald D. Griffin          0                0        40,500           12,500          $758,075       $77,938

Paul G. Yovovich           0                0          7,500          12,500           $65,450       $77,938


Notes:
(1) These values are calculated using the January 31, 2000 closing price of Common Stock on the NASDAQ National Market of $25.125 per share, less the exercise price of the options, multiplied by the number of shares to which the options relate.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules issued thereunder, the Company's executive officers, Directors and persons that own more than 10% of the Company's Common Stock are required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock. The Company believes that, during the fiscal year ended January 31, 2000, its executive officers, Directors and persons that own more than 10% of the Company's Common Stock complied with the Section 16(a) reporting requirements on a timely basis.

                              Item 2 on Proxy Card

              AUTHORIZATION FOR 200,000 ADDITIONAL SHARES UNDER THE
                           EMPLOYEE STOCK OPTION PLAN

     At the Annual Meeting, the shareholders will be asked to approve an amendment (the "Plan Amendment") to the Company's Employee Stock Option (the "Plan") adopted by the Board of Directors, subject to the approval of shareholders. The Plan Amendment increases the number of shares of Common Stock authorized by Section 5 of the Plan for grants of options under the Plan by 200,000 shares to a total of 550,000. Prior to this Plan Amendment, the Plan covers 350,000 shares, of which 26,875 are available for future option grants, the remaining 314,500 having been granted, of which 8,625 have been exercised. In addition, the amendment automatically increases the number of shares that may be granted at any one time to an individual by Section 3, to reflect all stock splits, stock dividends or similar capital changes. The Plan and Plan Amendment are summarized below. The Plan, incorporating this amendment to add 200,000 additional shares, is attached as Exhibit A to this Proxy Statement.

     The purpose of the Plan is to make awards to officers, directors who are also employees, and other key employees of the Company and of the Company's subsidiaries, and thereby further the growth and prosperity of the Company by providing incentives and identity of interest with the Company's shareholders. The Company operates in a highly specialized field in which its success is highly dependent upon the expertise of highly qualified and motivated key personnel. The Board of Directors believes that being able to provide selected persons with such incentives will assist the Company in attracting and retaining well-qualified management and technical personnel and would be in the best interests of the Company and its shareholders.

Terms and Conditions of the Plan

     The Plan was adopted by the Board of Directors and approved by the shareholders on July 12, 1995. Under the Plan, as currently in effect, both incentive stock options and non-qualified stock options may be granted to officers and key employees of the Company and of any of the Company's subsidiaries, and to directors of the Company who are also key employees during a ten-year period ending on May 14, 2005. After the proposed amendment, the maximum number of authorized shares will be 550,000, of which 8,625 have already been issued upon the exercise of options, 314,500 shares are currently subject to outstanding options, and 226,875 shares will be available for future grants of options. The Plan provides the flexibility for the grant of options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not so qualify, referred to as "non-qualified stock options."

     The Plan is administered and options granted by a committee (the "Option Committee") of at least two disinterested members of the Board of Directors. The Option Committee will determine which key employees will receive options, the number of shares with respect to which options will be granted, the date on which the options will be exercisable, and the installment provisions and other terms of the options. The Option Committee is empowered to prescribe, amend and rescind rules relating to the Plan and in certain circumstances to authorize the repurchase of the options, suspend or discontinue the Plan, or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revisions or amendment may increase the number of shares subject to the Plan, decrease the price at which options may be granted to less than 100% of the Fair Market Value on the date the option is granted, change the class of persons eligible to receive options under the Plan, modify certain limits regarding the value of Common Stock for which an optionee may be granted options, or materially increase the benefits accruing to participants under the Plan.

     The number of shares subject to incentive stock options which may be exercisable (the first time) by any one individual for any calendar year is limited to a dollar value of ($100,000) measured by the fair market value of the shares on the date of grant.

     The purchase price per share with respect to which an option is granted under the Plan shall not be less than the fair market value of such shares on the date the option is granted. In the event however, that an incentive stock option is granted to an employee, who, at the time the option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the purchase price of shares with respect to which such an option is granted must be at least 110% of the fair market value of the shares on the date of the grant. Fair market value is determined by the Committee on the basis of the reported closing sales price on the date of the grant or, if there is no reported closing sales price on the date of the grant, then the fair market value will be based of the average of the reported closing bid and asked prices on the date of the grant. If there are no reported bid and asked prices on the date of the grant, fair market value will be determined on the basis of the next reported average of the closing bid and asked prices.

     Options under the Plan are exercisable in such increments and at such times as the Option Committee shall specify, provided that in the event of a "change of control" as defined in the Plan, options will be fully exercisable for a period of thirty days from and after the date of the Change of Control. No option granted to an Executive Officer of the Company is exercisable as a result of acceleration within six months of the date of its grant. In addition, no option may be exercised after the expiration of ten years from the date of grant, or five years from the date of grant with respect to incentive stock options granted to an employee who owns more than 10% of the outstanding shares of the Company's stock. Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the Plan.

     Upon exercise of an option granted under the Plan, the purchase price of the shares purchased upon such exercise shall be paid in full (i) in cash, (ii) by delivering shares of the Company's Common Stock already owned by the optionee
(iii) by a combination of cash and stock or (iv) by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay all or a portion of the exercise price of the Option.

     The Company will receive no consideration upon the grant of any option under the Plan. Cash proceeds received by the Company from the sale of Common stock pursuant to the exercise of options granted under the Plan constitute general funds of the Company which may be used for general corporate purposes.

     Under the Plan, if an optionee's employment with the Company is terminated for any reason, the number of shares purchasable under any option granted thereunder held by such optionee is limited to the number of shares which are purchasable by the employee at the date of such termination. If the termination of employment occurs for any reason other than the optionee's death, the option will expire unless exercised by him within 90 days after the date of termination. If termination of employment occurs by reason of death, or if the individual dies within three months' of termination of employment, the option expire unless exercised by the optionee's successor within one year from the date of death. If an employee is disabled (within the meaning of Section 22(e)(3) of the Code) at time of termination of employment, the option will expire unless exercised within one year from date of termination.

     Options granted under the Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable except by will or the laws of descent and distribution.

     In the event of any change in common stock by reason of recapitalization, reclassification, stock split, combination of shares, stock dividend, or like capital adjustment, the Plan provides that the Board of Directors shall make appropriate adjustments in the aggregate number, class and kind of shares available for option grants under the Plan or subject to outstanding options thereunder and also make appropriate adjustments in the per share exercise price of outstanding options.

     In the event of a merger, consolidation or other reorganization of the Company, or in the event of any dissolution or liquidation of the Company, the Plan provides that the Plan will be terminated, and if the optionee is not granted substitute options, the optionee has the right until five days before the effective date of such dissolution, liquidation, sale, reorganization, merger or to exercise any unexpired Option issued to the extent that those options are exercisable pursuant to the installment provisions. Unless the optionee has been offered a "substitute" option as described below, the Option Committee may elect to give the optionee (i) the option to exercise, in whole or in part, any unexpired option, without regard to the passage of time normally required for the options to be exercisable or (ii) the option to surrender the options to the Company for a price (which may be payable, in the sole discretion of the Committee, in cash or in securities of the Company, or in a combination thereof), equal to the difference between the aggregate exercise price of the options, and the aggregate fair market value of the shares on the date one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation. In its sole and absolute discretion, the surviving entity (which may be the Company) or the entity that has acquired all or substantially all the Company's assets may, but shall not be so obligated, tender to any optionee a new option or options to purchase shares at equity interests in such entity, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the surviving entity.

Federal Income Tax Consequences

     Incentive Stock Options. No federal income tax consequences result from the grant of an incentive stock option and generally the exercise of an incentive stock option will not result in the recognition of income by an optionee. If an optionee satisfies certain holding period requirements for shares acquired upon the exercise of an incentive stock option, the full amount of his gain upon sale of such shares (measured by the difference between the amount of his proceeds of sale less the exercise price) will normally be treated as long-term capital gain. The Company will not be entitled to any deduction under such circumstances.

     Non-Qualified Stock Options. No federal income tax consequences result from the grant of a non-qualified stock option. Generally, an optionee will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the difference between the fair market value of shares acquired on the date the option is exercised and the aggregate exercise price for such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a non-qualified stock option.

     The preceding discussion under the heading "Federal Income Tax Consequences" is based on federal tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Plan.

Vote Required for Approval

     Approval requires the affirmative vote of shareholders of a majority of the outstanding shares of Common Stock.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of the Company's outstanding Common Stock as of February 1, 2000. Except as otherwise noted, these persons, who are Directors, executive officers, or persons known to the Company, are beneficial owners of more than five percent of its outstanding Common Stock. The table also includes the stock ownership of all Directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite his/her name.


       Name and Address                   Office,              Number of Shares           Percent
      of Beneficial Owner                 If Any              Beneficially Owned         Of Class       Notes
-------------------------------------------------------------------------------------------------------------
Don M. Bailey                         Chairman of the Board         221,754                 5.1%         (1)(2)
                                      President and CEO
                                      of the Company

Gen. Wilbur L. Creech (Ret.)          Director                       23,500                  *           (3)

Gerald D. Griffin                     Director                       43,000                 1.0%         (4)

Paul G. Yovovich                      Director                       18,000                  *           (5)

Thomas A. Franza                      Executive Vice President       48,750                 1.1%         (6)(7)

Richard C. Loomis                     Sr. Vice President              2,375                  *           (8)

Robert A. Lovingood                   Vice President                 14,125                  *           (9)

Thomas P. Baird                       Vice President,                37,266                  *           (10)
                                      Chief Financial Officer

Evelyn M. Evans                       Vice President, Secretary      37,668                  *           (11)

John C. Hillis                        Sr. Vice President             33,758                  *           (12)

Directors and Executive Officers                                    480,196                11.1%         (13)
As a Group (10 persons)

COMARCO, Inc.                                                       179,368                 4.1%         (14)
Employee Savings and Retirement
Trust

T. Rowe Price Associates                                            408,000                 9.4%         (15)
100 East Pratt Street
Baltimore, MD 21202

Wanger Asset Management, L.P.                                       997,300                23.0%         (16)
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Bear Stearns Asset Management, Inc.                                 260,050                 6.0%         (17)
575 Lexington Avenue
New York, NY  10022


* Indicates less than one percent

(1) Includes 199,250 shares, which Mr. Bailey has the right to acquire within 60 days after February 1, 2000, by stock option exercise.

(2) In April 2000, Mr. Bailey relinquished his positions as President and CEO of the Company, but retained his position as Chairman. Data presented is as of February 1, 2000.

(3) Includes 20,500 shares, which General Creech has a right to acquire within 60 days after February 1, 2000, by stock option exercise.

(4) Includes 40,500 shares, which Mr. Griffin has the right to acquire within 60 days after February 1, 2000, by stock option exercise.

(5) Includes 7,500 shares that Mr. Yovovich has the right to acquire within 60 days after February 1, 2000 by stock option exercise.

(6) Includes 48,750 shares that Mr. Franza has the right to acquire within 60 days after February 1, 2000, by stock option exercise. Does not include options to acquire shares in the Company's subsidiary, Comarco Wireless Technologies, Inc. See section entitled "Stock Options".

(7) In April 2000, Mr. Franza was named President and CEO of the Company. Data presented is as of February 1, 2000.

(8) Includes 1,375 shares that Mr. Loomis has the right to acquire within 60 days after February 1, 2000, by stock option exercise.

(9) Includes 14,125 shares that Mr. Lovingood has the right to acquire within 60 days after February 1, 2000 by stock option exercise.

(10) Includes 36,250 shares that Mr. Baird has the right to acquire within 60 days after February 1, 2000, by stock option exercise.

(11) Includes 36,750 shares that Ms. Evans has the right to acquire within 60 days after February 1, 2000, by stock option exercise.

(12) Includes 33,625 shares that Mr. Hillis has the right to acquire within 60 days after February 1, 2000, by stock option exercise.

(13) Includes an aggregate of 438,625 shares held by all current executive officers and Directors that are subject to options exercisable within 60 days after February 1, 2000.

(14) Represents shares held in the Employee Savings and Retirement Trust ("Trust"), of which the Company is the administrator. Under the beneficial ownership rules promulgated by the Securities and Exchange Commission, the Company could be deemed to be a beneficial owner of such shares. All such shares are allocated to the accounts of Plan participants and are subject to and voted in accordance with the direction of the participants. The assets of the Trust are under the trusteeship of Smith Barney Corporate Trust Company. The number of shares listed is as of February 1, 2000.

(15) Taken from Schedule 13GA (Amendment 7) filed with the Securities and Exchange Commission on February 4, 2000. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. ("Price Associates") serve as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, beneficial owner of such securities.

(16) Taken from Schedule 13GA (Amendment 5) filed with the Securities and Exchange Commission on February 11, 2000 on behalf of Wanger Asset Management, L.P. WAM is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. WAM LTD is the general partner of the investment adviser. Wanger is the principal stockholder of the general partner. Included are COMARCO shares held in Acorn Fund, a series of Acorn Investment Trust, for which WAM is deemed to be a beneficial owner.


(17)   Taken  from  Schedule  13G  filed  with  the  Securities   and   Exchange
       Commission on behalf of Bear Stearns Asset Management, Inc. on February 14, 2000.

                             EXECUTIVE COMPENSATION

     The Company's executive compensation structure consists of salaries, cash incentive awards and stock option awards. This structure is administered by a committee of the Board of Directors (the "Compensation Committee") consisting solely of non-employee Directors. The Company's CEO recommends compensation levels for the Company's officers, except for himself, to the Compensation Committee. The Committee reviews these recommendations and approves final compensation levels for these officers. In addition, the Committee sets the compensation level for the CEO. Incentive compensation is based upon pre-established quantitative goals, typically earnings, profitability, asset utilization, and new business bookings as well as qualitative goals, such as customer satisfaction.

The information on compensation set forth below is furnished for the fiscal year ended January 31, 2000 for the Chief Executive Officer, and the four most highly compensated executive officers whose cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                       Annual Compensation                     Long Term Compensation
                               -----------------------------------      -----------------------------------------
Name and
Principal          Fiscal                                                                      All Other
Position            Year         Salary ($)(1)        Bonus ($)          Options #          Compensation ($)(2)
--------            ----         ----------           ---------          ---------          ----------------

Don M. Bailey       2000           310,000                   0            20,000                   4,800
President &         1999           275,000             245,000            15,000                   4,800
CEO                 1998           260,000             265,000            25,000                   4,800

Thomas A. Franza    2000           260,000                   0            20,000                   8,000
Executive           1999           230,000             225,000            13,000                   8,000
Vice President      1998           215,000             265,000            15,000                   4,800

Thomas P. Baird     2000           160,000              25,000                 0                   4,384
Vice President &    1999           150,000              50,000             4,000                   4,460
Chief Financial     1998           130,000              50,000             4,000                   4,800
Officer

John C. Hillis      2000           180,000                   0                 0                   4,800
Sr. Vice President  1999           150,000              15,000             2,500                   4,800
                    1998           116,500              15,000             6,000                   4,800

Robert A. Lovingood 2000           150,000              15,000                 0                   2,253
Vice President      1999           150,000                   0             2,500                   2,637
                    1998           150,000                   0             3,000                   2,400


Notes:
(1)  "Salary" includes compensation deferred during the current year.

(2) "All Other Compensation" consists of Company contributions to the Company's 401K plan.

(3) Each of the named executives, except for Robert Lovingood, has an agreement with the Company providing that, if he is terminated or constructively terminated following a change in control of the Company, then he is entitled to one times his cash compensation (base salary plus incentive compensation of the planned level for that year or the amount paid in the year before the change of control, whichever is greater), except for Mr. Bailey who is entitled to two times his annual cash compensation.

                                  STOCK OPTIONS

     The following tables set forth for each person named in the executive compensation table above, information concerning (i) options granted by the Company during the fiscal year ended January 31, 2000 and (ii) options exercised during such period.

OPTION GRANTS FOR FISCAL YEAR ENDED 1/31/00


                                     Percent of Total
                         Options     Options Granted      Exercise      Expiration      Potential Value(4)
Name                     Granted(1)    to Employees       Price(2)      Date(3)         @ 5%       @10%
-------------------------------------------------------------------------------------------------------
Don M. Bailey             20,000             36%             $21.25      4/13/09       $267,280   $677,341

Thomas A. Franza          20,000             36%             $21.25      4/13/09       $267,280   $677,341

Thomas P. Baird                0             n/a                n/a          n/a            n/a        n/a

John C. Hillis                 0             n/a                n/a          n/a            n/a        n/a

Robert A. Lovingood            0             n/a                n/a          n/a            n/a        n/a


Notes:
(1) The options vest in equal annual increments of 25% over the four-year period following their date of grant.

(2) Represents the fair market value of an underlying share of Common Stock on the date of grant.

(3)  All options terminate ninety days after termination of employment.

(4) Represents the value of shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the Securities and Exchange Commission, and do not reflect the Company's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.

OPTION EXERCISES FOR FISCAL YEAR ENDED 1/31/00


                    Shares Acquired       Value       Number of Unexercised            Value of Unexercised(2)
Name                  on Exercise      Realized(1)   Vested         Unvested            Vested      Unvested
------------------------------------------------------------------------------------------------------------
Don M. Bailey              0                0         185,000         50,000           $3,359,272   $285,766

Thomas A. Franza(3)        0                0          38,250         42,250             $444,016   $227,234

Thomas P. Baird            0                0          33,000          6,250             $613,213    $38,844

John C. Hillis             0                0          29,625          7,375             $441,184    $58,344

Robert A. Lovingood        0                0          13,375          7,125             $106,263    $50,963


Notes:
(1)  Market value on the date of exercise, net of the exercise price.

(2) These values are calculated using the January 31, 2000 closing price of Common Stock on the Nasdaq National Market of $21.125 per share, less the exercise price of the options, multiplied by the number of shares to which the options relate.

(3) Mr. Franza has been granted options to purchase a total of 95,000 shares of common stock of one of the Company's subsidiaries under its stock option plan. Of the 95,000 options, all are vested. On May 25, 1999, Mr. Franza exercised 19,000 option shares. The value realized for those shares were $380,570 (based on valuation on the date of exercise, net of exercise price). As of May 1, 2000, the subsidiary had 3,061,000 shares of common stock outstanding. Based on valuation as of January 31, 2000, the shares underlying the vested options are valued at $1,347,560.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To:  The Board of Directors

As members of the Compensation Committee, it is our duty to establish the salary and incentive compensation of the Chief Executive Officer and to review, to revise as appropriate, and to approve the Chief Executive Officer's recommendations for the salaries and incentive compensation of the Company's executive officers. Since 1985, the Committee, composed exclusively of Directors who are not employees of the Company, has received a comprehensive written and oral corporate performance report from the Company's Chief Executive Officer. This report presents corporate performance against predetermined quantitative and qualitative performance objectives. The report summarizes the results for each of the Company's operations and provides an explanation for each compensation recommendation made by the Chief Executive Officer. The Committee, after appropriate inquiry and modification, approves compensation recommendations and establishes appropriate compensation for the Chief Executive Officer.

Performance objectives and incentive goals are established at the outset of each fiscal year, together with salary levels. Incentive awards are made after the close of each fiscal year. Incentive compensation is based on quantitative performance factors as well as a number of qualitative factors related to long-term performance. For fiscal year 2000, quantitative factors were considered by the Committee to be more important than qualitative factors in establishing compensation levels.

The Committee adheres to the following philosophy regarding compensation of the Company's executive officers:

o to provide competitive total pay opportunities in order to attract, retain, and motivate high quality executive talent critical to the Company's success;

o    to  pay  for  performance   through  a  compensation  mix  that  emphasizes
     competitive   cash   incentives  and  merit-based   salary   increases  and
     de-emphasizes entitlements and perquisites;

o to create a mutuality of interest between executives and shareholders through a stock option program; and

o to focus the executive's attention on overall corporate objectives as well as the executive's specific operational objectives.

The key elements of the Company's executive compensation program are base salary, annual incentive compensation, and stock options. The Committee's policies with respect to each of these elements, including the basis for the compensation paid and awarded to Mr. Bailey, the Company's President and CEO during fiscal year 2000, are described below. While the elements of compensation are considered separately, the Committee takes into account the total compensation package afforded by the Company to the individual.

Base Salaries

Base salaries for executive officers are initially determined by evaluating responsibilities of the position held and the experience of the individual and by comparing the salaries paid to persons holding similar positions at other companies. Each year, the Company uses data compiled from a nationwide compensation survey of small to medium size private and publicly traded companies. Comparisons are made based on like-sized companies and those in similar industries. The Committee uses this information to assist in establishing base salaries. In general, base salaries and total compensation are targeted to be consistent with these data.

Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer and reviewing base salaries for comparable positions contained in the survey data mentioned above. In addition, the Committee takes into account any new responsibilities that such officer may have assumed. The Committee, where appropriate, also considers non-financial performance measures in such areas as any increase in market share, customer service, working capital management, employee relations, and leadership development.

Concerning Mr. Bailey, the Company's President and CEO, the Committee took into account a comparison of base salaries of chief executive officers of the other companies contained in the national salary survey mentioned above. They also considered the Company's success in meeting several financial goals, including return on capital employed and earnings per share; the performance of the Company's stock; and the assessment of Mr. Bailey's individual performance, including his development of long-term strategies for the continued growth of shareholder value. Consistent with these criteria, Mr. Bailey received a salary of $310,000 in the fiscal year ended January 31, 2000.

Incentive Compensation

The Company's officers and other key employees are eligible for annual cash incentive compensation, based upon individual and corporate performance goals that are established at the beginning of each fiscal year. Primarily the financial results and new business development achieved by the Company for such fiscal year measure corporate performance.

The  Committee  takes  into  account a number of  criteria  in  determining  Mr.
Bailey's annual incentive compensation; the most important of which are financial indicators such as net income, earnings per share and stock price. Goals for determining Mr. Bailey's annual incentive compensation are set at the beginning of each fiscal year. The Company did not meet its quantitative goals for the year and, consistent with the plan and Mr. Bailey's recommendation, no incentive compensation was awarded for fiscal year 2000. The average price of the Company's Common Stock decreased approximately 1% during the last fiscal year from its average price during the prior fiscal year.

Stock Options

Stock options are designed to align the interests of executives with those of the shareholders. The sizes of the option awards are entirely at the discretion of the Committee. The Committee takes into account the total compensation offered to its executives when considering the number of options awarded each year.

Stock option awards to officers and employees were made in the last fiscal year based upon the criteria described above. The awards to the CEO and the other four most highly compensated executive officers are shown in the preceding section entitled "Stock Options".

The Compensation Committee continuously reviews the Company's executive compensation policies and plans to determine if revisions may be necessary due to Section 162 of the Internal Revenue Code of 1986, which limits the deductibility of compensation paid to certain executives to $1 million. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders.

Submitted by the Committee:

     General Wilbur L. Creech, Chairman
     Gerald D. Griffin
     Paul G. Yovovich

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following Directors served on the Company's Compensation Committee for the awards and decisions discussed above.

Gen. Wilbur L. Creech, Chairman
Gerald D. Griffin
Paul G. Yovovich

None of the members of the Compensation Committee served as an officer or employee of the Company or its subsidiaries during the last fiscal year.

The Company did not engage in any  transactions  that required  disclosure under
Item 404 of the Securities and Exchange Commission's Regulation S-K during the last fiscal year.

There were no compensation committee interlocks with other companies within the meaning of the Securities and Exchange Commission's rules during the last fiscal year.

                             PERFORMANCE COMPARISON

The following graphical presentation provides an indication of total shareholder returns for Comarco as compared to the Russell 2000 Composite Stock Index and a peer group of companies (the "Peer Group"). The presentation assumes $100 invested on January 31, 1995 in Comarco Common Stock, the Russell 2000 Composite Stock Index, and the Common Stock of the Peer Group.

With the new focused effort on wireless communications and the placement of all other business lines in discontinued operations, a new Peer Group was selected for this year and forward. The new Peer Group consists of seven companies of similar business focus as Comarco. The old Peer Group has companies with a focus on the non-wireless portions of the Company, and with the recent divestitures and forward focus in wireless telecommunications, no longer provides an appropriate comparison going forward. The returns of each company within the Peer Group have been averaged assuming an equal dollar investment in each company at the beginning of the time period or at the initial public offering. Dividends paid by those peer companies that pay dividends are assumed to be reinvested at the end of the ex-dividend month without any transaction cost.

In order to provide a comparison, the returns of the former peer group (Analysis & Technology, Inc. (AATI), CACI International, Inc. (CACI), Dynamics Research Corp (DRCO), ECC International Corp (ECC), Halifax Corp (HX), Nichols Research Corp (NRES), National Technical Systems, Inc. (NTSC), VSE Corp (VSEC), LCC International Inc. (LCCI) and Salient 3 Communications (STCIA)) and the new Peer Group (Salient 3 Communications (STCIA), LCC International, Inc. (LCCI), Agilent Technologies, Inc. (A), Dynatec Corporation (DYNA), Allen Telecom, Inc. (ALN), Ascom (Swiss company), and ADC Telecommunications, Inc.(ADCT)), are provided both numerically and graphically.

As shown on the following graph, an investment of $100 in Comarco Common Stock on January 31, 1995 would have grown in value to $287 as of January 31, 2000. For the five-year period ending January 31, 2000, the total cumulative return for holders of Comarco Common Stock amounted to 187.2%, or the equivalent of 23.5% per year compounded annually. By comparison, $100 invested in the New Peer Group composite would have grown in value to $173 as of January 31, 2000, assuming the reinvestment of dividends from those companies, which paid dividends. For the five-year period ending January 31, 2000, the total cumulative return for the New Peer Group composite was 72.6% or the equivalent of 11.6% per year compounded annually. The returns of Comarco exceeded the comparable return of the Russell 2000 Composite Stock Index.

The accompanying graph depicts the relative performance of COMARCO in relation to the Peer Group and to the Russell 2000 Stock Index for the periods indicated.


                          1/31/95      1/31/969     1/31/97      1/31/98      1/31/99       1/31/00
                          -------      --------     -------      -------      -------       -------
COMARCO                    $100         $180          $211         $256         $273         $287

Former Peer Group          $100         $131          $180         $195         $167         $181

Current Peer Group         $100         $111          $150         $102         $106         $173

Russell 2000 Index         $100         $130          $155         $182         $183         $216



[GRAPH OMITTED:  Five-Year Performance Comparison]

                               EXECUTIVE OFFICERS

     The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not Directors) of the Company.


         Name                 Age                      Capacity
         ----                 ---                      --------

Thomas P. Baird                46       Vice President,  Chief Financial Officer and
                                        Assistant Secretary, COMARCO, Inc.

Marc W. Booth                  42       Vice President, Comarco Wireless Technologies, Inc.

Michael J. Burdiek             41       Vice President, COMARCO, Inc.
                                        Sr. Vice President, Comarco Wireless Technologies, Inc.

Mark Chapman                   38       Vice President, Comarco Wireless Technologies, Inc.

Evelyn M. Evans                44       Vice President and Secretary, COMARCO, Inc.

Sebastian E. Gutierrez         38       Vice President, Comarco Wireless Technologies, Inc.

John C. Hillis                 54       Sr. Vice President, COMARCO, Inc.

Richard C. Loomis              51       Sr. Vice President, COMARCO, Inc.

Stephen W. Rogers              43       Sr.  Vice  President  and  Chief  Technology   Officer,   Comarco
                                        Wireless Technologies, Inc.

Robert E. Wattenberg, Jr.      37       Vice President, Comarco Wireless Technologies, Inc.


     Mr. Baird has served as Chief Financial Officer of the Company since September 1992, and Vice President and Controller of the Company since November 1988. He became Assistant Secretary in 1996. He currently holds various executive positions at a number of the Company's subsidiaries. From December 1987 to November 1988 he served as Vice President, Treasurer and Assistant Secretary of International Business Services, Inc., a wholly owned subsidiary of the Company. From September to December 1987 he served as Assistant to the Company's Chief Financial Officer. Prior to joining the Company, he was a Division Controller for Western Gear Corporation from November 1985 to September 1987. Prior to that time, he served in various financial and accounting positions at Becor Western, Inc.

     Mr. Booth joined Comarco Wireless Technologies, Inc. ("CWT") as Vice President of Engineering in October 1999. Before coming to the Company, he spent eight years at Sony, serving as Director of Engineering and later, Vice President of Engineering, of Sony's wholly owned subsidiary, Trans Com, Inc. Prior to Sony, he served in several engineering management positions at Hughes Aircraft Company.

     Mr. Burdiek joined the Company in 1986 and served in management positions in Production Operations and Business Development from 1987 through 1992. In 1998, he was promoted to Sr. Vice President of Programs at CWT, and in 1999, General Manager of CWT's Consulting Services (Information Services) business unit. In 1993 Mr. Burdiek was promoted to Vice President, COMARCO and General Manager of the Test and Measurement division of Comarco Wireless Technologies, Inc (CWT). Prior to joining the Company, Mr. Burdiek was a design engineer with Hughes Aircraft (1982 through 1984), and Printrak International (1985).

     Mr. Chapman has served as the Vice President and General Manager of CWT's Test and Measurement division since January 1998, and acted as Director, Business Development for the same division since February 1995. Prior to that, he held various sales and marketing positions in the communications semiconductor industry. From 1988 to 1995 he served with Rockwell International in London, England and in Newport Beach, California. He also held various engineering development positions at Racal and British Telecom PLC in the UK.

     Ms. Evans joined the Company in January 1986 in the field of contracts administration. Subsequently, she designed budget models for the Company in her capacity as Manager of Plans and Analysis. Ms. Evans was promoted to Vice President in March 1989 and became Secretary of the Company in May 1996. She currently is the Vice President, Administration and Corporate Secretary for COMARCO, Inc. Prior to joining the Company, Ms. Evans served for six years as an officer in the United States Army.

     Mr. Gutierrez joined Comarco Wireless Technologies in 1996 as Director of Business Development and was promoted to Vice President of the Company's Call Box Division in 1998. Before coming to COMARCO, he spent eight years at Pacific Bell (1987 - 1996) working in various management positions as a member of their Accelerated Management Program. He also held engineering positions at TRW's Space and Technology Division (1984 - 1987).

     Mr. Hillis has served as Sr. Vice President of the Company since December 1994. He is also currently the President and Chief Executive Officer of Comarco Systems, Inc. as well as President of International Business Services, Inc. and LCTI, Inc., each a subsidiary of the Company. Mr. Hillis became a Vice President in August 1991 and served in such position until December 1994. Before then, he was the Manager of Engineering Services Business Development and a Vice President of International Business Services, Inc. He joined the Company in 1986.

     Mr. Loomis has been a Sr. Vice President of the Company since October 1992. He is also President of the Company's subsidiary, Comarco Services Inc. From November 1989 until October 1992, he served as a Vice President of the Company. Since joining the Company in April 1986, he has held various management positions with the Company including Project Manager and Division Manager at the Facilities Management Division.

     Mr. Rogers has been a Sr. Vice President and Chief Technology Officer of CWT since October 1, 1999. From 1993 to 1999 he was CWT's Vice President of Engineering. Mr. Rogers started with the Company in 1985.

     Mr. Wattenberg has been with the Company since 1985, and has served as Vice President of Operations for CWT since 1993. Between January 1987 until April 1994 he served as Quality Assurance Manager and Production Operations Manager of the Advanced Technologies Division of the Company.


                              SELECTION OF AUDITORS


     KPMG LLP has been selected as the Company's independent certified public accountants for the fiscal year ending January 31, 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.


                 PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

     If a shareholder desires to submit a proposal at the Company's 2001 Annual Meeting, such proposal must be received in writing by the Company at its corporate office no later than January 23, 2001. The proposal must also comply with applicable regulations in order to be included in the Proxy Statement for that meeting. If a shareholder notifies the Company in writing prior to April 8, 2001, that he or she intends to present a proposal at the Company's 2001 Annual Meeting, the proxyholders designated by the Board of Directors may exercise their discretionary voting authority with regard to the shareholder's proposal only if the Company's proxy statement discloses the nature of the shareholder's proposal and the proxyholder's intentions with respect to the proposal. If the stockholder does not notify the Company by such date, the proxyholders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any matter to be acted upon at the meeting other than the matters described above. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in accordance with their judgment.

     The Company's 2000 Annual Report to Shareholders is enclosed with this Proxy Statement.

     IN ORDER TO AVOID ADDED EXPENSE OR ADDITIONAL SOLICITATION OF PROXIES, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED.

                                          By ORDER OF THE BOARD OF DIRECTORS




                                          Evelyn M. Evans, Secretary

May 23, 2000

             1995 Employee Stock Option Plan (as restated June 2000)


Section 1. Description of Plan.

This is the Employee Stock Option Plan, dated May 15, 1995, as amended on September 28, 1998, and June 28, 2000 (the "Plan") of COMARCO, Inc., a California corporation (the "Company"). Under this Plan, key employees of the Company or of any present or future subsidiaries of the Company and employee directors, to be selected as set forth below, may be granted options ("Options" ) to purchase shares of the common stock of the Company ("Common Stock"). For the purposes of the Plan the term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), and be designated Incentive Stock Options, or not qualify for such treatment and be designated Nonqualified Stock Options.

Section 2. Purpose of Plan.

The purpose of the Plan and of granting Options to specified employees is to further the growth, development, and financial success of the Company by providing additional incentives to certain key employees holding responsible positions by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development, and financial success.

Section 3. Eligibility.

Officers and key employees of the Company or any of its subsidiaries and those directors who are also key employees, shall be eligible to receive grants of Options under the Plan. A person who holds an Option is herein referred to as an "Optionee". More than one Option may be granted to any one Optionee.

For incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such individuals during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any "unused limit carryover" to such year as such term is defined in Section 422 of the Code. Under the Plan, the maximum number of Options that may be granted to any one Optionee shall be 350,000 shares, subject to adjustment under Section 10 hereof to reflect all stock splits, stock dividends or similar capital changes.

Section 4. Administration.

The Plan shall be administered by a committee (the "Committee") to be composed of at least two "non-employee" (as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) members of the Board of Directors of the Company (the "Board"). Members of the Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan (a) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the grant date, Option Price and the terms and conditions of the Options, which terms and conditions need not be identical as to the various Options granted; (b) to interpret the Plan; (c) to prescribe, amend, and rescind rules relating to the Plan; (d) to accelerate the time during which an Option may be exercised, notwithstanding the provisions in the Option Agreement (as defined in Section 12) stating the time during which it may be exercised;
(e) to determine, subject to Sections 3 and 6 hereof, whether Options will be Incentive Stock Options or Nonqualified Stock Options; and (f) to determine the rights and obligations of Optionees under the Plan. All questions of interpretation of the terms and provisions of the Plan or of any Options granted under the Plan shall be determined by the Committee, and such determinations and decisions shall be final, conclusive, and binding upon all persons having an interest in the Plan and/or any Options. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Option granted under it.

Section 5. Shares Subject to the Plan.

The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 550,000 shares, subject to adjustment under Section 10 hereof to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

Section 6. Option Price.

Except as provided in Section 11, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall not be less than the fair market value of such shares on the date the Option is granted; provided, however, that if an Incentive Stock Option is granted to an Optionee who is a 10-percent shareholder of the Company as defined in Code Section 422(b)(6) at the time such Incentive Stock Option is granted, the Option Price shall be not less than 110 percent of said fair market value. Such fair market value shall be determined by the Committee on the basis of the reported closing sales price on such date or, in the absence of a reported sales price on such date, on the basis of the average of the reported closing bid and asked prices on such date. In the absence of reported bid and asked prices, the Committee shall determine such fair market value on the basis of the next reported average of the closing bid and asked prices.

Section 7. Exercise of Options.

Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such an Option, provided that no Option may be exercisable subsequent to its termination date. To the extent it is then vested, an Option, or any exercisable portion thereof, shall be exercised by delivery to the Company of all of the following prior to the time when such Option becomes unexercisable.

         (a) Notice in writing signed by the Optionee or other person entitled to exercise such Option, stating that such Option or portion thereof is exercised, such notice complying with all applicable rules established by the Committee;

         (b) Payment in full for the Shares with respect to which such Option or portion is thereby exercised either (i) in cash (including check, bank draft or money order) or (ii), without limitation and at the sole discretion of the Board, by delivering shares of the Company's Common Stock already owned by the Optionee, or by a combination of cash and Common Stock; or in such other lawful means as the Committee in its sole discretion may permit; or after giving due considerations of the consequences under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") and under the Code, the Board of Directors may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay all or a portion of the exercise price of the Option, and

         (c)      Such   representations  and  documents   (including,   without
                  limitation, those contemplated by Section 8 hereof) as the Committee shall, in its absolute discretion deem necessary.


Section 8. Issuance of Common Stock.

The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the Optionee (or his legal representative, heir or legatee, as the case may be), and the taking of such actions by the Company as may be necessary, in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate entry made in the ownership records of the Company) setting forth
(i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies. The inability of the Company to obtain, from any regulatory body having jurisdiction, registration, qualification or other necessary authorization, or the unavailability of any exemption from registration or qualification obligation, deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall suspend the Company's obligation to permit the exercise of any affected Option or to issue any shares thereupon and shall relieve the Company of any liability with respect to the non-issuance or sale of such shares as to which such requisite authority or exemption shall not have been obtained. In the event that exercisability of an Option shall be suspended as provided in this Section, the term of such Option shall be extended until the thirtieth day after the date on which the Company shall have given notice that such Option may be exercised; provided that in no event may an Incentive Stock Option be exercised after (i) the expiration, if applicable of the post-employment exercise period specified in Section 14 of the Plan, or (ii) the tenth anniversary of the date of its grant.

Section 9. Nontransferability.

No Option shall be assignable or transferable, except that an Option may be transferable by will or by the applicable laws of descent and distribution provided such Option Agreement (as contemplated in Section 12 hereof) explicitly so provides. During the lifetime of an Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion may be exercised prior to its termination as provided in
Section 14(b) only by his legal representative, his legatee, his beneficiary if any as designated by the Optionee to the Company for the Option or by a person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 10. Recapitalization, Reorganization, Merger or Consolidation.

If the outstanding shares of Common Stock are increased, decreased or exchanged for different securities through a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or like capital adjustment, a proportionate adjustment shall be made by the Committee (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan, as provided in Section 5, and,
(b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan; provided that no fractional shares (or cash in lieu thereof) will be issuable upon exercise of any Option as so adjusted.

Subject to the provisions of Section 21, upon (i) the dissolution, liquidation or sale of all or substantially all of the assets of the Company or (ii) upon any reorganization, merger or consolidation in which the Company does not survive, or (iii) upon any reorganization, merger, or consolidation in which the Company does survive and (A) in which the stockholders of the Company have the opportunity to receive cash, securities of another entity or other property in exchange for their shares in the Company or (B) the shareholders of the Company immediately preceding such merger or consolidation will not hold a majority of the outstanding capital stock or equity interests of the Company immediately after such merger or consolidation, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Optionee who is not tendered a substitute Option in accordance with all the terms of provision (b) immediately below shall have the right until five days before the effective date of such dissolution, liquidation, sale, reorganization, merger or to exercise any unexpired Option or Options issued to him to the extent that such Options are then exercisable pursuant to the installment provisions of said Option and of
Section 7 above; provided, however, that should the Committee so elect in its sole and absolute discretion said Optionee may be given (i) the option to exercise, in whole or in part, any unexpired Option, without regard to said installment provisions or (ii) the option to surrender such Option or Options to the Company for a price (which may be payable, in the sole discretion of the Committee, in cash or in securities of the Company, or in a combination thereof), equal to the difference between the aggregate exercise price of the Option or Options without regard to said installment provisions, and the aggregate fair market value (as determined in the manner provided in Section 6 above) of the shares subject to such Option or Options on the date one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation, or (b), in its sole and absolute discretion, the surviving entity (which may be the Company) or the entity that has acquired all or substantially all the Company's assets may, but shall not be so obligated, tender to any Optionee an option or options to purchase shares at equity interests in such entity, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the surviving entity.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, dissolution, liquidation, reorganization, merger or consolidation or any issuance by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

The grant of any Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of their business or assets.

Section 11. Substitute Options.

If the Company at any time should succeed to the business of another enterprise through a merger or consolidation, or through the acquisition of stock, equity interests, or assets of such enterprise, Options may be granted under the Plan to those employees of (or entities who were providing service to) such enterprise or its subsidiaries in substitution for options to purchase stock or equity interests of such enterprise held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all Optionees of such enterprise), the number and type of such Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgment of the Committee (and with respect to a substitute Option that is an Incentive Stock Option, in compliance with Section 424(a) of the Code), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired enterprise as of the date of the Company's acquisition of such enterprise. Notwithstanding anything to the contrary herein, no Option shall be granted, nor any action taken, permitted, or omitted, which would cause the Plan, or any Options granted hereunder as to which Rule 16b-3 under the Securities Exchange Act of 1934 may apply, not to comply with such Rule.

Section 12. Option Agreement.

Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if it is to be an Incentive Stock Option such Option Agreement shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, (c) may contain the agreement of the Optionee to remain in the employ of, and render services to, the Company or any of its subsidiaries for a period of time to be determined by the Committee, and
(d) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

Section 13. Rights as a Shareholder.

An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by this Option until exercise thereof; provided, however, that no Optionee or transferee of an Option shall be able to vote any shares covered by this Option until the issuance of a stock certificate(s) to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the exercise date, except as expressly provided in Section 10.

Section 14. Termination of Options.

Each Option Agreement representing an Option granted under the Plan shall set forth a termination date thereof, which shall be not later than ten years from the date such Option is granted, except that in the case of an Incentive Stock Option grant to a 10-percent stockholder of the Company, the expiration date shall not be more than five years from the date of the grant. In any event, all Options shall terminate and expire upon the first to occur of the following events:

(a) the expiration of one year from the date of an Optionee's termination of employment if an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) on the date of termination; or

(b) the expiration of one year from the date of the death of an Optionee if his death occurs while he is, or not later than three months after he ceases to be employed by the Company or any of its subsidiaries; or

(c) the termination of the Option pursuant to Section 10 of the Plan; or

(d) the termination date set forth in the Option Agreement; or

(e) the expiration of three months from the date of termination of employment other than by reason of death or disability.

Except as provided for above, the termination of employment of an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination. In no event shall the post employment exercise periods provided in this Section 14 extend the time during which any Option may be exercised in whole or in part beyond the termination date that would otherwise be applicable thereto pursuant to the Option Agreement or the Plan.

Section 15. Withholding of Taxes.

The Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Optionee the requisite tax upon the amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon exercise of the Option, as may be required from time to time under any federal or state laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Optionee or by payment to the Company by the Optionee in cash or by surrendering Common Stock, of the required withholding tax, as the Committee may determine.

Section 16. Effectiveness and Termination of the Plan.

The Plan shall be effective on the date on which it is adopted by the Committee and the Board, provided however that no Option shall be exercised pursuant to the Plan until the Plan has been approved by the shareholders of the Company; and provided further that no Option shall be granted hereunder on or after the tenth anniversary of the effective date of the Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way adversely affect any Option then outstanding except as specifically provided for in the Plan.

Section 17. Time of Granting Options.

Except with respect to the provisions of Section 21, the date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such an Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

Section 18. Amendment of Plan.

The Board may make such amendments to the Plan and, with the consent of each Optionee affected, make such changes in the terms and conditions of granted Options as it shall deem advisable; provided that such amendments and changes may not, without the written consent or approval of the holders of a majority of the voting stock of the Company which is represented and is entitled to vote at a duly held shareholders' meeting, (a) increase the maximum number of shares subject to Options, except pursuant to Section 10 hereof, (b) decrease the Option Price requirement contained in Section 6 hereof (except as contemplated by Section 10 or 11 hereof) applicable to Incentive Stock options, (c) change the designation of the class of persons eligible to receive Options, or (d) modify the limits set forth in Section 3 hereof regarding the value of Common Stock for which any Optionee may be granted Incentive Stock Options, unless provided for under Section 422(d) of the Code.

Section 19. Not an Employment Agreement.

Nothing contained in the Plan or in any Option Agreement shall confer on any Optionee any right to be continued in the employ of the Company or one of its subsidiaries.

Section 20. Transfers and Leaves of Absence.

For purposes of the Plan (a) a transfer of an Optionee's employment, without an intervening period from the Company to a subsidiary or, or vice versa, or from one subsidiary to another shall not be deemed a termination of employment and
(b) an Optionee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence, except if the Optionee has an Option which is an Incentive Stock Option, the Optionee's employment, with respect to that Option only, is deemed to have terminated on the 91st day of a leave of absence, unless the Optionee's rights to reemployment are guaranteed by statute or contract.

Section 21. Acceleration of Options.

(a) Notwithstanding any provisions to the contrary contained in any agreement evidencing an Option granted under the Plan, each outstanding Option shall become immediately and fully exercisable during the periods specified in subsection (b) below upon the occurrence of any of the following events:

         (i) Any person, including a group defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Company, with respect to which 20% or more of the total number of votes for the election of the Board may be cast;

         (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

         (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independently owned public corporation, or for a sale or other disposition of all or substantially all the assets of the Company; or

         (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of said Common Stock are acquired thereunder (an "Offer").

(b) In the event of the acceleration of the exercisability of Options as the result of the occurrence of an event specified in Section 21 (a) above, each outstanding Option shall become exercisable in full for a period of thirty days from and after the date of the occurrence of such event after which period the Option shall, subject to Section 10 of the Plan, again be exercisable only to the extent and at the times provided in the Option Agreement relating thereto.

Section 22.  Applicable Law.

This Plan and all actions taken under this Plan, as well as all Options granted hereunder shall be governed by and construed in accordance with the laws of the State of California, determined without regard to its conflicts of laws principles.

Section 23.  Other Plans.

This Plan is not intended to and shall not preclude the establishment or operation by the Company or any subsidiary, of any thrift, savings and investment, achievement award, stock purchase, employee recognition or other benefit plan or arrangement for any employees, and any such other plan may be authorized and payments made thereunder independently of this Plan.

                                  COMARCO, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
           THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR JUNE 28, 2000

   The undersigned shareholder(s) of COMARCO, Inc. a California corporation, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 23, 2000, hereby appoints Don M. Bailey and Evelyn M. Evans as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of COMARCO, Inc. to be held on June 28, 2000 at 10:00 AM at the Hilton Orange County Airport and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying Proxy Statement:

1. ELECTION OF DIRECTORS: [ ]FOR all nominees listed below [ ] WITHELD AUTHORITY to vote for
                                                                 all nominees

(INSTRUCTION: To withhold authority to vote for an individual nominee, mark the box next to the nominee's name below. Names not marked will receive a vote FOR)

        [ ] Wilbur L. Creech     [ ] Thomas A. Franza     [ ] Jeffrey R. Hultman
        [ ] Gerald D. Griffin    [ ] Don M. Bailey

2. AUTHORIZATION OF 200,000 SHARE INCREASE TO THE 1995 EMPLOYEE STOCK OPTION PLAN AND AUTOMATIC ADJUSTMENT OF MAXIMUM NUMBER OF SHARES PER INDIVIDUAL ISSUE, TO REFLECT ALL STOCK SPLITS, STOCK DIVIDENDS, OR SIMILAR CAPITAL CHANGES

        [ ] For                  [ ] Against               [ ] Abstain

                    IMPORTANT- PLEASE SIGN ON THE OTHER SIDE

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


   In the event the Directors are to be elected by cumulative voting, the Proxies will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD.

                                    Dated:                                , 2000
                                          -----------------------------

                                    --------------------------------------------
                                                  (Signature)

                                    --------------------------------------------
                                                  (Signature)


(Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING
                                PREPAID ENVELOPE.